Exhibit 16.1

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong

香港 皇后大道中359-361號 南島商業大廈7樓

Tel : (852) 2851 7954 Fax: (852) 2545 4086

Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

九龍 旺角 亞皆老街8號 朗豪坊辦公大樓2105-06室

Tel: (852) 2780 0607 Fax: (852) 2780 0013

Ref.: 910

November 28, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements made by American Brivision (Holding) Corporation (“the Company”), which were provided to us and which we understand will be filed with the Commission pursuant to Item 4.01 Dismissal of Independent Registered Public Accounting Firm of its Form 8-K/A, regarding the change in independent registered public accounting firm. We agree with the statements concerning our firm in such Current Report on Form 8-K/A. We have no basis to agree or disagree with other statements of the Company made under Item 4.01 therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

Very truly yours,

For and on behalf of

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited